SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 29, 2004

MYKROLIS CORPORATION

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

001-16611	04-3536767
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 12.    Results of Operations and Financial Condition

On January 29, 2004, the registrant issued a press release to announce earnings for the fourth quarter of fiscal year 2003 and for the full fiscal year 2003 as well as forward-looking statements relating to 2004 and the first quarter of 2004. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.6 of Form 8-K, the information in this Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MYKROLIS CORPORATION

Dated: January 29, 2004	By:	/s/ BERTRAND LOY

Bertrand Loy, Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release. Dated January 29, 2004.